Exhibit 3.13

ARTICLES OF INCORPORATION

OF

EAGLE HIGH REACH EQUIPMENT, INC.

I. The name of this corporation is EAGLE HIGH REACH EQUIPMENT, INC.

II. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III. The name and address in the State of California of this corporation’s initial agent for service of process is George Marx, 30441 Via Ventana, San Juan Capistrano, CA 92675.

IV. This corporation is authorized to issue only one class of shares of stock. The total number of shares which this corporation is authorized to issue is 100,000.

V. All of the corporation’s stock shall be held of record by not more than 35 people. This corporation is a close corporation.

The undersigned declares that the undersigned has executed these Articles of Incorporation and that this instrument is the act and deed of the undersigned.

Dated: April 12, 1994

/s/ George Marx
George Marx

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION

The undersigned certify that:

1.	They are the President and Secretary, respectively, of Eagle High Reach Equipment, Inc., a California corporation.

2.	Article I of the Articles of Incorporation of this corporation is au-Leaded to read as follows:

The name of this corporation is H&E California Holding, Inc.

3.	The foregoing amendment to the Articles of Incorporation has been duly approved by the board of directors.

4.	The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 18,791. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

DATE: April 25, 2006

/s/ John M. Engquist
John M. Engquist, President

/s/ Leslie S. Magee
Leslie S. Magee, Secretary